Exhibit 99.1

FOR IMMEDIATE RELEASE

GLOBAL MEDICAL REIT Inc. PROVIDES acquisition update

Company Announces Planned Acquisition of the Carrus Specialty Hospital and the Carrus Rehabilitation Hospital for an Aggregate Purchase Price of $26 million

BETHESDA, MD – May 23, 2017 – Global Medical REIT Inc. (NYSE:GMRE) (the “Company”) is a Maryland corporation engaged primarily in the acquisition of licensed, state-of-the-art, purpose-built healthcare facilities and the leasing of these facilities to leading clinical operators with dominant market share. In keeping with the practice of announcing the signing of purchase agreements that are materially significant to its portfolio, the Company announced today that on May 17, 2017 it entered into a purchase contract to acquire from SDB Partners, LLC (the “Seller”) the Carrus Specialty Hospital and the Carrus Rehabilitation Hospital with 81,352 combined square feet (including 17,529 square feet of shell space) (collectively, the “Facility”) for an aggregate purchase price of $26 million. The Carrus Specialty Hospital is a physician owned post-acute care facility and the Carrus Rehabilitation Hospital is an inpatient rehabilitation facility, both located in Sherman, Texas. Additionally, the Company has agreed to provide in the future, subject to certain conditions, (i) a tenant improvement allowance of $2 million and (ii) up to $5 million for the purpose of expanding the Facility. The acquisition is expected to close no later than July of 2017 and the Company expects to fund this acquisition using borrowings from its revolving credit facility.

The Facility is currently leased by the Seller to two affiliated tenants, Texoma Hospital Partners, LLC (“THP”) and Carrus Rehabilitation Hospital, LLC (“Carrus Rehab”), the operators of the respective hospitals. Upon the closing of the acquisition, the Company, through a wholly-owned subsidiary of its operating partnership, intends to enter into a new, 20-year triple net lease (the “Lease”) with the Seller, as tenant, who then intends to enter into two separate subleases with THP and Carrus Rehab. The initial rent for the Facility in accordance with the terms of the Lease will be based on a capitalization rate of 8.8%. Carrus Healthcare, LLC, a Texas limited liability company, THP and Carrus Rehab intend to serve as guarantors of the Lease on a joint and several basis.

David Young, the Company’s Chief Executive Officer, stated, “As I discussed during our recent Q1 earnings call, we have been working on a number of acquisition opportunities that we were eager to provide details about to our investors. One of those opportunities, the acquisition of the Carrus Specialty Hospital and the Carrus Rehabilitation Hospital will be a great addition to our portfolio when the deal closes, with very healthy rent coverage and an attractive cap rate. We look forward to advancing more opportunities within our pipeline into the executed contract stage over the coming weeks.”

About Global Medical REIT Inc.

Global Medical REIT Inc. is a Maryland corporation engaged primarily in the acquisition of licensed, state-of-the-art, purpose-built healthcare facilities and the leasing of these facilities to leading clinical operators with dominant market share. The Company intends to produce increasing, reliable rental revenue by expanding its portfolio, and leasing each of its healthcare facilities to a single market-leading operator under a long-term triple-net lease. The Company’s management team has significant healthcare, real estate and public real estate investment trust, or REIT, experience and has long-established relationships with a wide range of healthcare providers.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. These statements relate to, among other things, the Company’s expectations regarding the completion of the acquisition described in this press release on the terms and conditions described herein, the expected closing date of this acquisition; and the execution of the leases with the stated expected lease terms. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties are described in greater detail in the Company’s filings with the United States Securities and Exchange Commission (the “Commission”), including, without limitation, the Company’s annual and periodic reports and other documents filed with the Commission. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The Company undertakes no obligation to update these statements after the date of this release.

Contacts:

Investor Relations Counsel

The Equity Group Inc.

Jeremy Hellman, Senior Associate

(212) 836-9626 / jhellman@equityny.com

Adam Prior, Senior Vice President

(212) 836-9606 / aprior@equityny.com

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